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                                                EXHIBIT 99






Contacts:     James A. Eder
          Kollmorgen Corporation
          (203) 232-3121

          Cindy Levy
          Gavin Anderson & Co.
          (212) 921-1060


                               For Immediate Release



  WALTHAM, MA, Sept. 1 -- Kollmorgen Corporation (NYSE: KOL) announced today that its Electro-Optical Division, Northampton, Massachusetts, has purchased certain assets of the conventional optical periscope business of Sperry Marine Inc., Charlottesville, Virginia.

  The purchase price for this acquisition was approximately $5 million. In addition, the Electro-Optical Division has agreed to assume certain contractual obligations of the acquired business.

  Kollmorgen Corporation has operations focused in two business segments: motion technologies and electro-optical instruments.


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September 1, 1994